As filed with the Securities and Exchange Commission on May 9, 2002 Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          _____________________
                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                          _____________________
                      PLYMOUTH RUBBER COMPANY, INC.
        (Exact Name of Registrant as Specified in Its Charter)


          Massachusetts                        04-1733970
(State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
Incorporation or Organization)


                  104 Revere Street, Canton, MA  02021
          (Address of Principal Executive Offices) (Zip Code)

                      2002 STOCK INCENTIVE PLAN
                       (Full Title of the Plan)
                          ____________________
                            Joseph J. Berns
                       Vice President, Finance
                   PLYMOUTH RUBBER COMPANY,  INC.
                          104 Revere Street
                           Canton, MA 02021
               (Name and Address of Agent For Service)
                            (617) 828-0220
    (Telephone Number, Including Area Code, of Agent For Service)
                          ____________________
                             WITH A COPY TO:
                             Paul Bork, Esq.
                         FOLEY, HOAG & ELIOT LLP
                         One Post Office Square
                      Boston, Massachusetts 02109
                            (617) 832-1000
                          ____________________

                    CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
                                       Proposed     Proposed
                                       Maximum      Maximum
                                       Offering     Aggregate     Amount of
Title of Securities      Amount        Price Per    Offering    Registration
To Be Registered     To Be Registered   Share         Price          Fee
-----------------------------------------------------------------------------
Class B Common Stock,
$1.00 par value (1)      300,000         $ 1.00    $ 300,000       $ 27.60
-----------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also relates to such indeterminate number of (i) additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, and (ii) interests to be offered or sold pursuant to the employee benefits plans described herein.

(2) Calculated pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of computing the registration fee and, based on the average of the high and low prices of the Class B Common Stock as on May 2, 2002, as reported by the American Stock Exchange,
Inc.


This Registration Statement on Form S-8 is filed to register the sale of up to 300,000 shares of Class B Common Stock authorized pursuant to our 2002 Stock Incentive Plan (the "2002 Plan") approved by our stockholders on April 26, 2002.

                                   PART I
           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    Pursuant to the instructions in Part I of Form S-8, the information required by Item 1, Plan Information, and Item 2, Registration
Information, of Form S-8 has not been filed as part of this Registration Statement.

                                   PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.
    The following documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in the Registration
Statement:

(a) The Registrant's Annual Report on Form 10-K for the year ended November 30, 2001 (as filed on March 7, 2002);

(b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 1, 2002 (as filed on April 11,
2002); and the Registrant's definitive proxy statement in connection with its 2002 annual meeting of stockholders (as filed on March 28, 2002); and

(c) The description of the Registrant's Class B Common Stock contained in the Company's registration thereof under Section 12 of the Exchange Act, including all amendments and reports amending such description.

    In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

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

    The financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2001, have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of PricewaterhouseCoopers LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission).


Item 4.        Description of Securities.

    See Item 3(c) herein.

Item 5.        Interests of Named Experts and Counsel.

    To the best knowledge of the Registrant no expert or counsel named herein or in the Information Statement delivered pursuant to the requirements of Part I of the Registration Statement has any substantial interest, direct or indirect, in any matter connected with this Registration Statement and the preparation and filing thereof.

Item 6.        Indemnification of Officers and Directors.

    Consistent with applicable provisions of the Massachusetts Business Corporation Law, the Company's By-Laws provide that the Company's directors and officers may be indemnified by the Company from and against any claims, liabilities and expenses to which they may become subject by reason of being an officer or director, except with respect to any matter as to which such officer shall have been adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. The Company has purchased and maintains insurance coverage under a policy insuring directors and officers of the Company against certain liabilities which they may incur as directors or officers of the Company, which may include coverage for liabilities arising under the Securities Act of 1933.


Item 7.        Exemption From Registration Claimed.

    Not applicable.

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Item 8.        Exhibits.

    Following is a list of all applicable exhibits filed with this Registration Statement pursuant to the requirements of Item 601 of Regulation S-K:

    4.1 Restated Articles of Organization - incorporated by reference to Exhibit 3(i) to the Company's Annual Report on Form 10-K for the year ended December 2, 1994.

    4.2    Copy of the Company's By-Laws - incorporated by reference to
           Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the year ended November 26, 1993.

    4.3    Copy of the Registrant's 2002 Stock Incentive Plan.

    4.4(a) Form of Incentive Stock Option Grant and Agreement

    4.4(b) Form of Non-Statutory Stock Option Grant and Agreement

    4.4(c) Form of Restricted Stock Grant and Repurchase Agreement

    5.     Opinion of Foley, Hoag & Eliot LLP.

    24.1   Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5).

    24.2   Consent of independent accountants PricewaterhouseCoopers LLP.

    25.1   Power of Attorney (included in signature page).


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Item 9.      Undertakings.
    The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus (as defined in Part I of Form S-8) any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i) and (1)(ii) paragraph (1) do not apply to this registration statement on Form S-8 because the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant or expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                             SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registration certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 26th day of April, 2002.

                        PLYMOUTH RUBBER COMPANY, INC.


                        /s/ MAURICE J. HAMILBURG
                        By: Maurice J. Hamilburg
                        President, Director and Co-Chief Executive Officer


                        POWER OF ATTORNEY

    Each of the undersigned officers and directors of Plymouth Rubber Company, Inc. hereby constitutes and appoints Maurice J. Hamilburg, Joseph J. Berns, and Paul Bork, Esq., and each of them singly, his true and lawful attorneys or attorney-in-fact and agent, with full power of substitution and resubstitution, for each of the undersigned and in each of their name, place and stead, in any and all capacities, to sign any and all amendment thereto (including post-effective amendments) to this Registration Statement and all documents relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission. Each of said attorney-in-fact shall have full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof, and ratifying and confirming our signatures as they may be signed by each attorney-in-fact and agent, or his substitutes, to this Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.

      Signature                       Title                   Date
/s/ MAURICE J. HAMILBURG      President, Director and Co-    4/26/02
Maurice J. Hamilburg          Chief Executive Officer

/s/ JOSEPH D. HAMILBURG       Chairman, Director and Co-     4/26/02
Joseph D. Hamilburg           Chief Executive Officer

                                       6
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/s/ JOSEPH J. BERNS           Vice President, Finance,       4/26/02
Joseph J. Berns               Treasurer, Chief Financial
                              Officer and Chief Accounting
                              Officer

/s/ JANE H. GUY               Director                       4/26/02
Jane H. Guy

/s/ MELVIN L. KEATING         Director                       4/26/02
Melvin L. Keating

/s/ JAMES M. OATES            Director                       4/26/02
James M. Oates

/s/ C. GERALD GOLDSMITH       Director                       4/26/02
C. Gerald Goldsmith

/s/ EDWARD h. PENDERGAST      Director                       4/26/02
Edward H. Pendergast

/s/ DUANE E. WHEELER          Director                       4/26/02
Duane E. Wheeler

/s/ SUMNER KAUFMAN            Director                       4/26/02
Sumner Kaufman


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

                           INDEX TO EXHIBITS

Exhibit        Description of Document       If not filed herewith,
No.                                          incorporated by reference to

4.1            Restated Articles of          Exhibit 3(i) to the Company's
                Organization                 Annual Report on Form 10-K for
                                             the fiscal year end December 2,
                                             1994

4.2            Company's By-Laws             Copy of the Company's By-Laws -
                                             incorporated by reference to
                                             Exhibit 3(ii) to the Company's
                                             Annual Report on Form 10-K for
                                             the year ended November 26, 1993

4.3            Copy of the Company's 2002    Filed herewith
                Stock Incentive Plan


4.4(a)         Form of Incentive Stock       Filed herewith
                Option Grant and Agreement

4.4(b)         Form of Non-Statutory Stock   Filed herewith
                Option Grant and Agreement

4.4(c)         Form of Restricted Stock      Filed herewith
                Grant and Repurchase
                Agreement

5              Opinion of Foley, Hoag        Filed herewith
                & Eliot LLP

24.1           Consent of Foley, Hoag        Filed herewith
                & Eliot LLP
                (included in Exhibit 5)

24.2           Consent of independent        Filed herewith
                accountants
                PricewaterhouseCoopers LLP

25.1          Power of Attorney              Filed herewith
              (included in signature page)


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